                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                                  MAY 20, 1996
                ------------------------------------------------
                Date of Report (Date of earliest event reported)




                               NASHUA CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




Delaware                        1-5492-1                     02-0170100
- -------------                   -----------                  ------------------
(State of                      (Commission                   (I.R.S. Employer
Incorporation)                 File Number)                  Identification No.)




                               44 Franklin Street
                                  P.O. Box 2002
                        Nashua, New Hampshire 03061-2002
              ----------------------------------------------------
                    (Address of principal executive offices)



                                 (603) 880-2323
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


On May 20, 1996, the Company completed the sale of its Tape Products Division, a division which manufactures and sells tape products, such as duct tape and masking tape for various industrial and consumer uses, to The Kendall Company and received $28 million for the division's net assets. Chemical Securities, Inc. assisted Nashua with bid solicitation from several prospective buyers. On May 24, the Company and its indirect wholly-owned subsidiary Cerion Technologies Inc. ("Cerion"), a manufacturer of precision-machined aluminum disk substrates for use in computer storage devices, completed the initial public stock offering of 3,840,000 shares of common stock, of which 2,225,000 shares were offered by Nashua and 1,615,000 shares by Cerion. In conjunction with the offering, the underwriter exercised its over-allotment option and purchased 576,000 additional shares of Cerion's common stock from Nashua. The initial public offering price of Cerion Technologies common stock was $13 per share. The initial public offering price was determined by negotiations among the company, Cerion and William Blair and Company L.L.C., as representative of the underwriters. As a result of the sale by Nashua of the original 2,225,000 shares and the over-allotment of 576,000 shares, Nashua Corporation will receive approximately $36 million in gross proceeds. Nashua will continue to own 37 percent of Cerion's common stock. The Company has agreed that, subject to certain exceptions, for a period of 180 days following May 24, 1996, without the prior written consent of William Blair and Company L.L.C., it will not offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Cerion common stock or securities convertible or exchangeable into or exercisable for Cerion common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock, or file or cause to be filed any registration statement with the Securities and Exchange Commission related to any of the foregoing. Additionally, on May 31, 1996, Cerion Technologies repaid a $10 million note payable to Nashua. Approximately $57 million of the net proceeds from these transactions will be used for the repayment of debt.



ITEM 7.   PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)       Pro-Forma Financial Information

          1. Unaudited Pro Forma Balance Sheet of Nashua Corporation as of March 29, 1996.

          2. Unaudited Pro Forma Statements of Operations of Nashua Corporation for the year ended December 31, 1995 and for the three month period ended March 29, 1996.

          3.   Notes to Unaudited Pro Forma Financial Information.

(B)       Exhibits

          1.1 Underwriting agreement dated May 23, 1996 between William Blair and Company, L.L.C. and Cerion Technologies, Nashua Corporation and Cerion Holdings, Inc.

          2.1 Asset Purchase Agreement by and between Nashua Corporation and The Kendall Company dated as of April 17, 1996.

         99.1 Promissory Note dated March 29, 1996 made by Cerion Technologies, Inc. to the Company. Exhibit to the Cerion Technology Inc. registration statement on Form S-1 (No. 333-02590) as amended dated April 26, 1996 incorporated herein by reference.

         99.2 Press release, dated May 20, 1996, announcing completion of sale of Nashua Tape Division.

         99.3 Press release, dated May 24, 1996, announcing commencement of initial public offering of Cerion common stock.

         99.4 Press release, dated May 28, 1996, announcing underwriters' exercise of over allotment option for Cerion common stock.

                               NASHUA CORPORATION
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION



On May 20, 1996, the Company completed the sale of its Tape Products Division and received $28 million for the division's net assets. On May 24, the Company and Cerion Technologies Inc. completed the initial public stock offering of 3,840,000 shares of common stock, of which 2,225,000 shares were offered by Nashua and 1,615,000 shares by Cerion. In conjunction with the offering, the underwriter exercised its over-allotment option and purchased 576,000 additional shares of Cerion's common stock from Nashua. The initial public offering price of Cerion Technologies common stock was $13 per share. As a result of the sale by Nashua of the original 2,225,000 shares and the over-allotment of 576,000 shares, Nashua Corporation will receive approximately $36 million in gross proceeds. Nashua will continue to own 37 percent of Cerion's common stock. The Company has agreed that, subject to certain exceptions, for a period of 180 days following May 24, 1996, without prior written consent of William Blair and Company L.L.C., it will not offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Cerion common stock or securities convertible or exchangeable into or exercisable for Cerion common stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such common stock or file or cause to be filed any registration statement with the Securities and Exchange Commission relating to any of the foregoing. Additionally, on May 31, 1996, Cerion Technologies repaid a $10 million note payable to Nashua. A majority of the net proceeds from these transactions will be used for the repayment of debt.

The Unaudited Pro Forma Statements of Operations for the three month period ended March 29, 1996 and the year ended December 31, 1995 include the historical results of Nashua. The historical results have been adjusted by giving effect to assumptions and adjustments as described in the accompanying Notes to Unaudited Pro Forma Financial Information, including adjustments to reflect the impact of the divestitures as though they had occurred at the beginning of each period presented.

The Unaudited Pro Forma Balance Sheet as of March 29, 1996 has been prepared based on the balance sheet of Nashua as of March 29, 1996. The historical amounts have been adjusted to give effect to the divestitures as though the transactions had occurred as of the balance sheet date presented, as further described in the accompanying Notes to Unaudited Pro Forma Financial Information. In addition, the investment in Cerion Technologies has been presented using the equity method of accounting.

The following unaudited pro forma financial information may not necessarily reflect the results of operations or the financial position of Nashua which would have actually resulted had the divestitures occurred as of the date and for the periods indicated, or of future earnings or the future financial position of the Company. The unaudited pro forma financial information should be read in conjunction with the accompanying Notes to Unaudited Pro Forma Financial Information and Nashua Corporation's Annual Report on Form 10-K as amended, and Nashua Corporation's Quarterly Report on Form 10-Q.

                                            NASHUA CORPORATION

                                     UNAUDITED PRO FORMA BALANCE SHEET
                                            AS OF MARCH 29, 1996
                                               (IN THOUSANDS)


                                              HISTORICAL                             PRO FORMA
                                              ----------          ---------------------------------------------
                                                Nashua            Adjustments          (Note 2)          Nashua
                                                ------            -----------          --------          ------
ASSETS
  Current Assets
    Cash and cash equivalents                  $ 11,064             $ 11,154           [A][B]          $ 22,218
    Accounts receivable                          30,990               (7,394)             [B]            23,596
    Inventories                                  15,937                 (673)             [B]            15,264
    Other current assets                         31,370              (11,109)          [B][D]            20,261
    Net current assets of
      discontinued operations                     7,020               (7,020)             [C]                 -
                                               --------             --------                           --------
                                                 96,381              (15,042)                            81,339

  Plant and equipment, net                       68,138               (6,686)             [B]            61,452
  Other assets                                   52,704                6,879              [E]            59,583
  Net non-current assets of
    discontinued operations                       5,227               (5,227)             [C]                 -
                                               --------             --------                           --------

  Total Assets                                 $222,450             $(20,076)                          $202,374
                                               ========             ========                           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities
    Current maturities of long-term
      debt                                     $  8,375             $ (7,130)             [F]          $  1,245
    Accounts payable and accrued
      expenses                                   57,553               (4,295)             [B]            53,258
    Income taxes payable                          4,588                7,652           [B][G]            12,240
                                               --------             --------                           --------
                                                 70,516               (3,773)                            66,743

  Long-term debt                                 60,475              (49,919)             [F]            10,556
  Other long-term liabilities                    19,352                    -                             19,352
                                               --------             --------                           --------
                                                 79,827              (49,919)                            29,908
  Shareholders' Equity
    Common stock and additional capital          18,681                    -                             18,681
    Retained earnings                            59,529               33,616              [H]            93,145
    Cumulative translation adjustment            (5,352)                   -                             (5,352)
    Treasury stock, at cost                        (751)                   -                               (751)
                                               --------             --------                           --------
                                                 72,107               33,616                            105,723
                                               --------             --------                           --------
Total Liabilities and Shareholders'
  Equity                                       $222,450             $(20,076)                          $202,374
                                               ========             ========                           ========


      See Accompanying Notes to Unaudited Pro Forma Financial Information.

                               NASHUA CORPORATION

                                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               HISTORICAL                          PRO FORMA
                                               ----------         ---------------------------------------------
                                                 Nashua           Adjustments          (Note 2)          Nashua
                                                 ------           -----------          --------          ------

Net Sales                                      $452,196             $(27,530)               [I]        $424,666

Cost of products sold                           336,037              (19,023)               [I]         317,014
Selling, distribution and
  administrative expenses                       105,977               (1,501)               [I]         104,476
Research and development expenses                 9,238                 (739)               [I]           8,499
Restructuring charges                            16,247                    -                             16,247
Interest expense                                  5,532               (4,658)            [I][J]             874
Interest and other income                          (686)                   -                               (686)
Income from equity investment                         -               (1,275)               [K]          (1,275)
                                               --------             --------                           --------

Total costs and expenses                        472,345              (27,196)                           445,149
                                               --------             --------                           --------
Loss from continuing operations
  before income taxes                           (20,149)                (334)                           (20,483)
Income tax benefit                               (4,679)                (196)               [L]          (4,875)
                                               --------             --------                           --------

Loss from continuing operations                 (15,470)                (138)                           (15,608)
Income from discontinued
  operations, net of tax                            739                 (739)               [M]               -
                                               --------             --------                           --------

Net loss                                       $(14,731)            $   (877)                          $(15,608)
                                               ========             ========                           ========

Earnings per common and
  common equivalent share:

   Loss from continuing operations             $  (2.43)            $   (.02)                          $  (2.45)
   Income from discontinued operations              .12                 (.12)                                 -
                                               --------             --------                           --------
Net loss                                       $  (2.31)            $   (.14)                          $  (2.45)
                                               ========             ========                           ========

Average outstanding common shares
  plus common equivalents                         6,374                                                   6,374
                                               ========                                                ========


      See Accompanying Notes to Unaudited Pro Forma Financial Information.

                                                        NASHUA CORPORATION

                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                                              THREE MONTH PERIOD ENDED MARCH 29, 1996
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               HISTORICAL                          PRO FORMA
                                               ----------          --------------------------------------------
                                                 Nashua            Adjustments        (Note 2)           Nashua
                                                 ------            -----------        --------           ------

Net Sales                                      $101,497             $(11,774)             [I]           $89,723

Cost of products sold                            75,297               (7,098)             [I]            68,199
Selling, distribution and
  administrative expenses                        26,420               (1,012)             [I]            25,408
Research and development expenses                 2,344                 (320)             [I]             2,024
Interest expense                                  1,539               (1,275)          [I][J]               264
Interest and other income                          (122)                  -                                (122)
Income from equity investment                         -                 (684)             [K]              (684)
                                               --------             --------                            -------

Total costs and expenses                        105,478              (10,389)                            95,089
                                               --------             --------                            -------
Loss from continuing
  operations before income taxes                 (3,981)              (1,385)                            (5,366)

Income tax benefit                               (1,741)                (588)             [L]            (2,329)
                                               --------             --------                            -------

Loss from continuing
  operations                                     (2,240)                (797)                            (3,037)
Income from discontinued
  operations, net of tax                            206                 (206)             [M]                 -
                                               --------             --------                            -------

Net loss                                       $ (2,034)            $ (1,003)                           $(3,037)
                                               ========             ========                            =======

Earnings per common and
  common equivalent share:

   Loss from continuing
     operations                                $   (.35)            $   (.13)                           $  (.48)
   Income from discontinued operations              .03                 (.03)                                 -
                                               --------             --------                            -------
Net loss                                       $   (.32)            $   (.16)                           $  (.48)
                                               ========             ========                            =======

Average outstanding common shares
  plus common equivalents                         6,374                                                   6,374
                                               ========                                                 =======


      See Accompanying Notes to Unaudited Pro Forma Financial Information.

                               NASHUA CORPORATION
               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


1.   Basis of Presentation

     The unaudited pro forma financial information is presented to give effect to the disposition of the Tape Products Division, a discontinued operation, the sale of 63% of Cerion Technologies Inc. ("Cerion"), formerly a wholly-owned subsidiary of Nashua Corporation ("the Company") and the repayment of a $10 million note from Cerion to Nashua. Under the terms of the Tape Products Division sales agreement it is expected that the Company will receive net proceeds before income taxes of approximately $26 million for the net assets of the business. As a result of the sale of Cerion common stock by the Company, it is estimated that the Company will receive $32.6 million based on an initial stock price of $13 per share less the costs of issuance.

     The unaudited pro forma financial information should be read in conjunction with the historical financial statements of the Company.

2.   Adjustments

     The following adjustments have been made in the preparation of the unaudited pro forma financial information:

          A. To record an increase in cash required to settle tax liabilities resulting from gains incurred on the dispositions and sale and repayment proceeds retained by the Company.

          B. To deconsolidate the assets and liabilities of Cerion from the Company's historical balance sheet.

          C. To eliminate the Tape Products Division's net current assets and net non-current assets from the Company's historical balance sheet.

          D. To record the use of tax assets totaling $11.6 million as settlement of tax liabilities resulting from the gains incurred on the dispositions and the tax benefit of $585,000 relating to the prepayment penalty of debt.

          E. To record the investment in Cerion under the equity method of accounting of $6,879,000 and the repayment of a $10 million note receivable to the Company from Cerion.

          F. To record the prepayment of debt as the result of cash proceeds from the dispositions.

          G. To record the tax liability relating to the Cerion transaction and the disposition of the Tape Products Division.

          H. To record the gain, net of taxes, on the sales of common stock by both the Company and Cerion, the disposition of the Tape Products Division, and the $1.5 million prepayment penalty on debt.

                               NASHUA CORPORATION
         NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION (CONTINUED)


          I.   To deconsolidate the results of operations of Cerion, net of certain intercompany adjustments as follows:
                                                                      For the Three Month
                                              For the Year Ended         Period Ended
                                              December 31, 1995          March 29, 1996
                                              -----------------          --------------
           Intercompany sales and cost
             of products sold                     $645,000                  $      -
           Allocated selling, distribution,
             and administrative expenses           227,000                   102,000
           Allocated research and
             development expenses                   70,000                    42,000

          J. To reduce interest expense due to the prepayment of debt from cash flows generated from the dispositions.

          K.   To record income of Cerion under the equity method of accounting.

          L. To record the income tax benefit due to the deconsolidation of Cerion, less a reduction in the benefit due to the reduced interest expense and the recording of the income of Cerion under the equity method of accounting.

          M.   To eliminate the net income for the Tape Products Division.

                                   SIGNATURES



Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     NASHUA CORPORATION
                                        (Registrant)





Date: June 4, 1996                   By /s/ Daniel M. Junius
      ------------                   ---------------------------------
                                        Daniel M. Junius
                                        Vice President-Finance
                                        and Chief Financial Officer
                                        (principal financial and duly
                                        authorized officer)